Exhibit 10.4

EXECUTION VERSION

SUPPLEMENTAL CONFIRMATION

To:	Red Hat, Inc.

100 East Davie Street

Raleigh, North Carolina 27601

From:	Goldman, Sachs & Co.

Subject:	Accelerated Stock Buyback

Ref. No:	SDB2502327240

Date:	October 2, 2014

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Goldman, Sachs & Co. (“Dealer”) and Red Hat, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1.     This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of October 2, 2014 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2.	The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	October 2, 2014

Forward Price Adjustment Amount:	USD 0.99

Calculation Period Start Date:	October 8, 2014

Scheduled Termination Date:	February 27, 2015

First Acceleration Date:	November 24, 2014

Prepayment Amount:	USD 375,000,000

Prepayment Date:	October 7, 2014

Initial Shares:	5,312,555 Shares; provided that if, in connection with the Transaction, Dealer is unable, after using good faith commercially reasonable efforts, to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that Dealer is able to so borrow or otherwise acquire; and provided further that if the Initial Shares are reduced as provided in the preceding proviso, then Dealer shall use good faith commercially reasonable efforts to borrow or otherwise acquire an additional number of Shares equal to the shortfall in the Initial Shares delivered on the Initial Share Delivery Date and shall deliver such additional Shares as promptly as practicable, and all Shares so delivered shall be considered Initial Shares.

Initial Share Delivery Date:	October 7, 2014

Termination Price:	USD 28.24 per Share

Additional Relevant Days:	The 5 Exchange Business Days immediately following the Calculation Period.

3.     Counterparty represents and warrants to Dealer that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.

4.     This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction to which this Supplemental Confirmation relates, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Equity Derivatives Documentation Department, facsimile No. 212-428-1980/83.

Yours sincerely,

GOLDMAN, SACHS & CO.

By:	/s/ Daniela A. Rouse
Name: Daniela A. Rouse
Title: Vice President

Agreed and Accepted By: RED HAT, INC.

By:	/s/ Paul J. Argiry
Name: Paul J. Argiry
Title: VP & Treasurer

3